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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 16 to the Registration Statement (Form N-1A) (No. 33-41034) of Delaware Group Global & International Funds, Inc. of our report dated January 13, 1997, included in the 1996 Annual Report to Shareholders.


                                        /s/Ernst & Young LLP
                                        Ernst & Young LLP




Philadelphia, Pennsylvania
April 24, 1997